Exhibit 15.2

CITY-YUWA PARTNERS

ATTORNEYS AT LAW

Marunouchi Mitsui Building, 2-2-2 Marunouchi, Chiyoda-ku, Tokyo 100-0005, Japan

Telephone +81-3-6212-5500 Facsimile +81-3-6212-5700 URL http://www.city-yuwa.com

April 12, 2024

To:	Linkage Global Inc (the “Company”)
P.O.Box 31119, Grand Pavilion, Hibiscus Way,
802 West Bay Road, Grand Cayman,
KY1 - 1205, Cayman Islands

Confirmation Letter

Ladies and Gentlemen:

We hereby consent to the references to our firm’s name in your annual report on Form 20-F for the year ended September 30, 2023 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very sincerely yours,

/s/ Takuro Awazu
Takuro Awazu
Partner, attorney-at-law in Japan
CITY-YUWA PARTNERS